The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission and is effective. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities and are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
 Filed pursuant to Rule 424(b)(7)
 Registration No. 333-277663
Subject to completion, dated March 5, 2024
Preliminary Prospectus Supplement
(To Prospectus dated March 5, 2024)
PROSPECTUS
NAPCO SECURITY TECHNOLOGIES, INC.
     Shares of Common Stock
The selling stockholder identified in this prospectus supplement is offering an aggregate of      shares of our common stock, $0.01 par value per share, pursuant to this prospectus supplement and the accompanying prospectus. The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will not receive any proceeds from the sale of shares in this offering. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and auditors.
Our common stock is listed on the Nasdaq Global Select Market (“NASDAQ”), under the symbol “NSSC.” On March 4, 2024, the closing sale price of our common stock on NASDAQ was $44.64 per share.
Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement and on page 4 of the accompanying prospectus, as well as our other filings that are incorporated by reference into this prospectus supplement and the accompanying prospectus.
	Per Share	Total
Public offering price	$	$
Underwriting discount and commissions(1)	$	$
Proceeds, before expenses, to the selling stockholder	$	$

(1)
See “Underwriters” for a description of the compensation payable to the underwriters.

The selling stockholder has granted the underwriters an option to purchase up to an additional    shares of common stock at the public offering price, less underwriting discounts and commissions, within 30 days of the date of this prospectus supplement.
NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
We expect that delivery of the shares of common stock will be made to investors in book-entry form through The Depository Trust Company on or about March   , 2024.
Joint Book Running Managers
Needham & CompanyTD Cowen
Lead Manager
D.A. Davidson & Co.
Prospectus Supplement dated March 5, 2024

Prospectus Supplement
Prospectus

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering of common stock and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part, the accompanying prospectus dated March 5, 2024 including the documents incorporated by reference therein, provides more general information. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or in any document incorporated by reference that was filed with the Securities and Exchange Commission (the “SEC”), before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in the accompanying prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Documents by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not, and the selling stockholder and any underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any related free writing prospectus that we prepare or distribute. We, the selling stockholder and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus supplement and the accompanying prospectus do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.
When used in this prospectus supplement and the accompanying prospectus, the terms the “Company,” “NAPCO,” “we,” “our” and “us” refer to NAPCO Security Technologies, Inc. and its subsidiaries, unless otherwise specified or the context otherwise requires.

PROSPECTUS SUPPLEMENT SUMMARY
Overview
NAPCO is one of the leading manufacturers and designers of high-tech electronic security devices, cellular communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions. We offer a diversified array of security products, encompassing access control systems, door-locking products, intrusion and fire alarm systems and video surveillance products. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment. We have experienced significant growth in recent years, primarily driven by fast growing recurring service revenues generated from wireless communication services for intrusion and fire alarm systems, as well as our school security products that are designed to meet the increasing needs to enhance school security as a result of on-campus shooting and violence in the U.S.
Since 1969, NAPCO has established a heritage and proven record in the professional security community for reliably delivering both advanced technology and high-quality security solutions, building many of the industry’s widely recognized brands, such as NAPCO Security Systems, Alarm Lock, Continental Access, Marks USA, and other popular product lines: including Gemini and F64-Series hardwire/wireless intrusion systems and iSee Video internet video solutions. We are also dedicated to developing innovative technology and producing the next generation of reliable security solutions that utilize remote communications and wireless networks, including our StarLink, iBridge. Today, millions of businesses, institutions, homes, and people around the globe are protected by products from the NAPCO Group of Companies.
Recent Developments
Securities Litigation
On August 29, 2023, a purported class action, brought on behalf of a putative class who acquired publicly traded shares of our common stock between November 7, 2022 and August 18, 2023, was filed in the United States District Court for the Eastern District of New York against the Company, its Chairman and Chief Executive Officer, and its Chief Financial Officer. The action, captioned Zornberg v. Napco Security Technologies, Inc. et al., asserts securities fraud claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934 in connection with statements made in the Company’s quarterly reports and earnings releases during the period of November 7, 2022 through May 8, 2023. A lead plaintiff was appointed in November 2023 who filed an amended complaint on February 16, 2024. The amended complaint added new allegations regarding the preexisting claims asserted by the lead plaintiff, and it included new securities claims under the Securities Act of 1933, as amended, relating to statements incorporated by reference into the offering materials in a secondary public offering by selling stockholders in February 2023. The amended complaint also named several of the Company’s directors and two underwriters involved in the February 2023 public offering as defendants for these additional claims, as well as the preexisting defendants. The Company intends to vigorously defend against the action.
Employee Investigation and Potential SEC Settlement
In February 2024, the Company’s Vice President of Finance and Controller (the “Employee”) reached a tentative agreement with the Staff (the “Staff”) of the U.S. Securities and Exchange Commission (the “Commission”) to settle allegations that the Employee sold 30,000 shares of the Company’s common stock in January 2020 while in possession of material non-public information. While the Staff and the Employee have agreed in principle to the terms of a settlement, such discussions are not final and are subject to documentation and approval by the Commission. Should the Commission approve the settlement, the Employee will neither admit nor deny the Commission’s allegations but will agree to disgorge certain alleged gains from the sale, pay a monetary penalty and other ancillary relief. The Employee is no longer the Company’s Vice President of Finance or the Controller but remains employed by the Company. The allegations subject to the tentative agreement relate solely to the Employee’s action and not the Company.

Corporation Information
Our principal executive offices are located at 333 Bayview Ave, Amityville NY 11701. Our telephone number is (631) 842-9400. Our website is www.napcosecurity.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus supplement or the accompanying prospectus, and you should not consider it a part of this prospectus supplement or the accompanying prospectus.

THE OFFERING
Common stock offered by the selling stockholder
      shares of common stock (or      shares of common stock if the underwriters’ option to purchase additional shares is exercised in full). The shares are offered and sold by the selling stockholder identified in this prospectus. See “Selling Stockholder” on page S-18 of this prospectus supplement.
We will not be selling any shares of common stock in this offering, therefore the offering will not result in any dilution of equity ownership to our existing stockholders.
Option to purchase additional shares of common stock
The selling stockholder has granted the underwriters an option for a period of 30 days from the date of this prospectus supplement to purchase up to an additional      shares of their common stock.
Total number of shares outstanding prior to the offering
36,781,989 shares of common stock as of December 31, 2023. The number of shares of common stock outstanding will not change as a result of this offering (or if the underwriters’ option is exercised in full).
Use of proceeds
We will not receive any proceeds from the sale of shares in this offering.
NASDAQ Symbol
“NSSC”
Risk factors
Investing in our common stock involves a high degree of risk. See “Risk Factors” in this prospectus supplement and the sections captioned “Risk Factors” contained in our filings that are included or incorporated by reference in this prospectus supplement and the accompanying prospectus.
The number of shares of common stock outstanding prior to the offering is based on 36,781,989 shares of our common stock outstanding as of December 31, 2023, and excludes:
•
639,680 shares of our common stock issuable upon the exercise of stock options outstanding as of December 31, 2023, with a weighted-average exercise price of $19.22 per share;

•
940,000 additional shares of our common stock reserved for future issuance upon the exercise of options granted under our 2022 Employee Stock Option Plan; and

•
43,100 additional shares of our common stock reserved for future issuance upon the exercise of options granted under our 2020 Non-employee Stock Option Plan.

Unless we specifically state otherwise, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase additional shares of common stock and no exercise of outstanding stock options subsequent to December 31, 2023.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus in their entirety, together with other information in this prospectus and accompanying base prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement or free writing prospectus. If any of these risks actually occurs, our business, financial condition or results of operations could be materially and adversely affected, and the trading price of our common stock could fall, and you could lose all or part of your investment.
Our business could be adversely affected as a result of housing and commercial building market conditions.
We are subject to the effects of housing and commercial building market conditions. The sales of our security products tend to increase during periods in which new housing and commercial real estate constructions are increasing. If these conditions deteriorate, resulting in declines in new housing or commercial building constructions, existing home or commercial building sales or renovations, our business, results of operations or financial condition could be materially adversely affected, particularly in our intrusion and door locking product lines. The condition of the residential and commercial building markets in which we operate is cyclical and depends on the condition of the economy in the United States, and on the perceptions of investors of the overall economic outlook. Rising interest rates, declining employment levels, declining demand for real estate, declining real estate values or periods of general economic slowdown or recession or the perception that any of these events may occur have negatively impacted the real estate market in the past and may in the future negatively impact our ability to sell products and generate new revenue sources.
We may not be able to grow our recurring revenue business to generate consistent revenue and profitability.
A significant driver of our growth is our recurring revenue business in which customers who purchased our products and equipment are required to pay monthly fees for communications services to maintain the operation of such products. Our recurring revenue products, such as StarLink and iBridge, tend to generate higher gross margin and are less susceptible to volatility of market demand and economic conditions. However, our recurring revenue business is relatively new and we have limited experience in developing, marketing and selling such products. We also face intense competition where other companies with greater resources and experience have established a wider and more entrenched customer base for similar products and services, making it more difficult for us to penetrate into such markets. In addition, we are required to incur costs to maintain a network operations center to provide customer support and services, and to comply with federal and state regulations governing the operation and communications of these products. Such costs may reduce our profitability if we are not able to grow and expand the recurring revenue business. As we are increasingly dependent on recurring revenue products as a driver for growth, our failure to execute our strategy for this business line will materially adversely affect our financial condition and prospects.
Our business could be materially adversely affected as a result of general economic and market conditions.
We are subject to the effects of general economic and market conditions. In the event that any of these conditions deteriorate, our revenue, profit and cash-flow levels could be materially adversely affected in future periods. In the event of such deterioration, many of our current or potential future customers may experience serious cash flow problems and as a result may, modify, delay or cancel purchases of our products. Additionally, customers may not be able to pay, or may delay payment of, accounts receivable that are owed to us. If such events do occur, they may result in our expenses being too high in relation to our revenues and cash flows. Volatile, negative, or uncertain economic conditions, an increase in the likelihood of a recession, or concerns about these or other similar risks may negatively affect the demand for our products, which could materially and adversely affect our business, results of operations, and financial condition.
In addition, ongoing instability and current conflicts, including in Eastern Europe, the Middle East, and Asia, and the potential for other conflicts and future terrorist activities and other recent geopolitical events throughout the world, including the ongoing conflict between Russia and Ukraine, the ongoing Israel/Hamas conflict and its regional effects, and increased tensions in Asia, have created and may continue to create economic and political uncertainties and impacts that could have a material adverse effect on our business, operations, and profitability. These types of matters cause uncertainty in financial markets and may significantly increase the political, economic and social instability in the geographic areas in which we operate.
During weak economic times, the available pool of independent distributors, dealers and installers of security equipment may decline as the prospects for home building and home renovation projects diminish, which may have a corresponding impact on our growth prospects. In addition, there is an increased risk during these periods that an increased percentage of independent distributors, dealers and installers of security equipment will file for bankruptcy protection, which may harm our reputation, revenue, profitability and results of operations.
We face risks related to the restatement of our previously issued condensed financial statements with respect to the first three quarters of the fiscal year ended June 30, 2023 (the “Affected Periods”).
We determined to restate certain information in our previously issued condensed financial statements for the Affected Periods. In connection with this restatement, we identified an additional material weakness in our internal control over financial reporting related to the Company’s Cost of Goods Sold (“COGS”) and Inventory during the Affected Periods. Our management also concluded that our internal control over financial reporting as of June 30, 2023 was not effective due to the material weaknesses and that our disclosure controls and procedures were not effective as of June 30, 2023. See “We have identified material weaknesses in our system of internal controls and are in the process of remediation” for more information.
As a result of the restatement and material weaknesses, we have become subject to a number of additional risks and uncertainties, which may affect investor confidence in the accuracy of our financial disclosures, including the following:
•
We face litigation under the federal and state securities laws and other claims arising from the restatement. One such case has been filed and we may face additional complaints; see “Prospectus Summary — Recent Developments” for more information. The cost of defending against those claims, the adequacy of our directors’ and officers’ liability insurance and the ultimate outcome of any such litigation cannot be predicted at this time.

•
The processes undertaken to effect the restatement may not be adequate to identify and correct all errors in our historical financial statements, and, as a result, we may discover additional errors and our financial statements remain subject to the risk of future restatement.

•
The process of remediating our material weaknesses and implementing new procedures and systems to correct the problems that led to the restatement is expected to be time consuming and expensive and there can be no assurance how long that process will take or if the corrective measures will be successful. Furthermore, the implementation of those measures may result in an ongoing increase in administrative expenses which may adversely affect the Company’s profitability.

•
It is possible that we may identify other material weaknesses in the future. Our management has expended, and will continue to expend, a substantial amount of effort and resources for the improvement of our internal control over financial reporting.

The markets we serve are highly competitive and we may be unable to compete effectively.
We compete with at least 12 other companies that manufacture and market security equipment to distributors, dealers, control stations and original equipment manufacturers in the United States. Most of these companies may have substantially greater financial and other resources than us. We compete primarily on the basis of the features, quality, reliability and pricing of, and the incorporation of the latest innovative and technological advances into our products, as well as technical support services to our customers. We compete on the basis of our expertise, our proven products, our reputation and our ability to provide products to customers on a timely basis. Our inability to compete with respect to any one or more of the aforementioned factors could have an adverse impact on the Company’s business.
Our business may also be materially adversely affected by the announcement or introduction of new products and services by our competitors, and the implementation of effective marketing or sales strategies by our competitors. Our industry is characterized by constantly improved products. There can be no assurance that competitors will not develop products that are superior to our products. We have historically invested approximately 5% to 8% of annual revenues on R&D to mitigate this risk. However, many of our competitors have dedicated more resources and capabilities to R&D, including committing more engineers and capital expenditures, to develop and design new product that may enter the markets sooner or with more penetration. Future success will depend, in part, on our ability to continue to develop and market products and product enhancements cost-effectively, including in response to new technologies or changes in customer expectations. Our research and development expenditures are principally targeted at enhancing existing products, and to a lesser extent at developing new ones. Further, there can be no assurance that we will not experience additional price competition, and that such competition may not adversely affect our revenues and results of operations.
We may not be able to maintain or control our expenses proportionate to our sales volumes to generate profit for our business.
Certain of our expenses are fixed or semi-variable, including our costs for operating our manufacturing facilities. While expense levels relative to current sales levels result in positive net income and cash flows, if sales levels decrease significantly and we are unable to reduce expenses proportionately, our business may be adversely affected. The amount of our operating expenses are subject to variables and factors that may not be within our control, including but are not limited to, unexpected expenses relating to the manufacturing of products; increased compensation requirement for our employees and cost of raw materials. A significant portion of our expense is labor cost, including costs for workers who are operating our facility in the Dominican Republic. While we have been able to control our expenses due to the lower labor costs in the Dominican Republic, there is no guarantee that such costs will not increase in the future, or that a sufficient number of workers in Dominican Republic will be available to operate the facility efficiently, and our failure to maintain effective labor costs may adversely affect our results of operations. We also face heightened inflationary pressure, impacting the cost of doing business in both supply and labor markets. These inflationary pressures have been and could continue to be exacerbated by geopolitical turmoil and economic policy actions, and the duration of such pressures is uncertain.
We may not be able to sustain and continue the growth of school security products.
We recently experienced growth of demand for our security products from schools, universities and other educational institutions as a result of the national focus on prevention of school violence. Federal and state governmental authorities have proposed and enacted numerous legislation and laws, including the School Violence Prevention and Mitigation Act of 2019 that provide increased funding to public schools to implement and enhance security systems. While our business has benefited from such additional federal and state funding and increased demand, there is no guarantee that such funding and trend will continue. For example, if school shutdowns return as a result of the COVID-19 pandemic or other pandemics or similar outbreaks and various stay-at-home orders imposed by state governments, there could be a reduced need for schools to acquire and implement security systems, and state and federal government may also decide to reduce funding or impose additional criteria for funding. These factors may result in a decline of demand for our school security products, which in turn may adversely affect our financial performance.
We rely on distributors to sell our products and an adverse change in our relationship with such distributors may adversely affect our financial performance.
We distribute our products primarily through independent distributors and wholesalers of security alarm and security hardware equipment. Our distributors and wholesalers also sell our competitors’ products, and if they favor our competitors’ products for any reason, they may fail or reduce their effort to market and sell our products as effectively or to devote resources necessary to provide effective sales, which would adversely affect our financial performance. In addition, our distributors order our products and maintain their inventory based on forecasts of potential demands from dealers and end customers, and our distributors may not be able to forecast such demand accurately, which may adversely affect our ability to generate sales and revenue in a timely manner. In some cases, distributors may delay ordering our products until they receive confirmation of orders from dealers and end customers, and this delay may cause disruption and make it more difficult for us to fill their order timely and effectively, which may adversely affect our revenue and sales.

The financial health of our distributors and wholesalers and our continuing relationships with them are important to our success. Some of these distributors and wholesalers, particularly smaller firms with limited working capital and resources, may not be able to withstand adverse changes in business conditions or mitigate the negative impact of a prolonged economic downturn or recession, including the impact of the COVID-19 pandemic or other pandemics or similar outbreaks. The failure of our distributors to maintain financial heath and success will impact our ability to generate revenues. Furthermore, our relationship with distributors may change or terminate due to other factors beyond our control, including but are not limited to, the acquisition of distributors by third parties who may not be willing to continue the relationship with us; internal restructuring or refocus of business strategies; and changes in management, all of which may negatively impact our ability to continue to sell to such distributors. Finally, we generally do not have long-term agreements with distributors who purchase our products primarily through purchase orders. Without an agreement, we are not able to guarantee that such distributors will not discontinue or terminate their relationship with us at any time, and any loss of distributors will negatively impact our financial condition and results of operations.
We may not be able to gain widespread or timely market acceptance of our new products and continue to build and enhance our brand to achieve growth.
We rely on the introduction of new products and services to penetrate new markets and identify additional sources of revenues order to grow our business. However, many of our distributors and customers may not be willing to change or switch to new products and equipment, or may require an extended period time to assess, test and evaluate functionalities and performance of our new products. Any delays in establishing widespread acceptance of our new products may adversely affect our financial performance and growth. In order to ensure market acceptance of new products, we have incurred and expect to incur significant expenses in sales and marketing campaigns, and we may not be able to justify such costs if the effort does not produce sufficient sales and customer accounts.
We believe that building and maintaining market awareness, brand recognition and goodwill of our business and products in a cost-effective manner is important to our overall success in achieving widespread acceptance of our existing and future products and is an important element in attracting new customers. An important part of our business strategy is to increase awareness of our brand and to provide marketing leadership, services and support to our distributor and customer network. While we may choose to engage in a broader marketing campaign to further promote our brand, this effort may not be successful. Our efforts in developing our brand may be hindered by the marketing efforts of our competitors and our reliance on our third parties to promote our brand. If we are unable to cost-effectively maintain and increase awareness of our brand, our business, financial condition, cash flows and results of operations could be harmed.
Our financial results could be materially adversely affected as a result of offering extended payment terms to customers or if we are not able to collect our accounts receivables on a timely basis from major customers.
We regularly grant credit terms beyond 30 days to certain distributors and customers primarily in an effort to keep a full line of our products in-stock at our customers’ locations. The longer the terms that are granted, the more risk is inherent in the collection of those receivables. We cannot guarantee that distributors and customers will be able to make payments on a timely basis even after a thorough review of their credit and financial history. The ability of distributors and customers to make such payments may be subject to factors beyond our control, including their financial conditions and business operation. We may also incur additional costs and effort to collect past due receivables without assurance that a sufficient or any amount of bad debt can be collected.
We sell security products and systems and if our solutions fail for any reason, we could be subject to liability and our business could suffer.
We sell security products and services, which are designed to secure the safety of our customers and their commercial, residential, institutional, industrial or governmental properties. Our products and services may contain undetected defects in the software, infrastructure, third-party components or processes. If these solutions fail for any reason, including due to defects in our equipment, software, a carrier outage or user error, we could be subject to liability for such failures and our business could suffer. In addition, our products and systems are not installed by us, and if third parties do not install or maintain our products correctly, our products and systems may not function properly. If the improper installation or maintenance of our products and systems leads to service or equipment failures after introduction of, or an upgrade to, our products and systems, we could experience harm to our branded reputation, claims by our customers or installers or lost revenue during the period required to address the cause of the problem. Any defect in, or disruption to, our products and systems could cause consumers not to purchase additional products or systems from us, prevent potential consumers from purchasing our products and systems or harm our reputation.
We are subject to risks relating to the operation of a manufacturing facility in Dominican Republic.
We operate a manufacturing facility in Dominican Republic where the majority of our products is made and shipped to our U.S. distributors. The facility requires us to incur certain fixed operating costs that do not fluctuate with changes in production levels or utilization of our manufacturing capacity. If production levels decline due to lower demand or reduced customer orders, our fixed costs are spread over reduced levels, which may contribute to decreasing margins and reduced profitability. Operation of a manufacturing facility also subjects us to certain additional risks, including but not limited to the following:
•
Unavailability of workers or insufficient workforce to operate the factory;

•
Compliance with local regulatory requirements, including labor laws and tax requirements;

•
Difficulties in communication and coordination with U.S. headquarters;

•
Natural disasters such as hurricanes which may damage our factory; and

•
Effect of general political and economic conditions of the Dominican Republic.

The occurrence of any of these factors may adversely affect the production output and operation of our factory, which will disrupt our supply chain and negatively impact our financial performance. Furthermore, we have not identified any alternative third-party factory that can manufacture our products; therefore it would be difficult for us to replace any loss of output of capacity if our factory in Dominican Republic is not functioning properly or at all.
Our business could be materially adversely affected by a weakening of the U.S. dollar against the Dominican peso.
We are exposed to foreign currency risks due to our operations in the Dominican Republic. We have significant operations in the Dominican Republic, which conducts certain transactions in Dominican pesos. We are subject to the risk that currency exchange rates between the United States and the Dominican Republic will fluctuate significantly, potentially resulting in an increase in some of our expenses when US dollars are transferred to Dominican pesos to pay these expenses. For example, if the U.S. dollar weakens and the currency exchange rate is less favorable, it may be more costly for us to pay expenses for our factory in the Dominican Republic, which may adversely affect our financial condition and results of operations.
The effects of an epidemic, pandemic, or similar outbreak have negatively impacted and could negatively impact, our business and financial results.
Any epidemics, pandemics, or similar outbreaks such as COVID-19 and its variants could create economic uncertainty and disruptions to the global economy that could adversely affect our businesses, or could lead to operational difficulties, including travel limitations, that could impair our ability to manage or conduct our business. As a result of the COVID-19 pandemic and the related economic downturn, we experienced a decline in the demand for our products, as our distributors and customers reduced orders and adjusted their inventory channel in response to slowdown in spending and demand for security products. While the economic recovery from this pandemic has resulted in increased demand for our products beginning in the fiscal year ended June 30, 2021, re-institution of a prolonged stay-at-home order, or any other continued decrease in economic activity as a result of COVID-19 pandemic, could have a negative adverse impact on our customers and their financial condition, which could impact their ability to meet their financial obligations and could result in elevated levels of delinquencies and bad debt losses. In addition, we rely upon our third-party vendors to provide parts and materials for us to produce our products. If any of these vendors are unable to continue to provide us with these parts and materials, it could negatively impact our ability to serve our customers. We also could be adversely affected if key personnel or a significant number of employees were to become unavailable due to the effects and restrictions of COVID-19 pandemic in areas where we operate.
Beginning in the fiscal year ended June 30, 2021, the impact of the COVID-19 pandemic on the Company’s operations lessened. However, the future impact of the ongoing COVID-19 pandemic remains uncertain and subject to change. We cannot predict if there will be a resurgence of COVID-19 or a similar pandemic or outbreak, and when related governmental orders and restrictions will be eased or lifted, and any extension or prolonged implementation of these restrictions will further adversely affect our business, customers and financial results. Even after such orders and restrictions are eased or lifted, the severe economic harm and recession inflicted upon the jurisdictions and areas in which we operate may last for an extended period of time and continue to adversely affect our business and financial performance, and there is no guarantee that we will be able to act quickly and effectively to return to our normal operations. Any future epidemic, pandemic, or similar outbreak as the COVID-19 pandemic may have similar impacts, and we cannot currently anticipate the potential impact on our business and results of operations due to any such outbreak.
Our business could be materially adversely affected by adverse tax consequences of offshore operations.
We have operations both within the United States and offshore, with a portion of our operating income generated outside the United States. We intend to reinvest these earnings in our foreign operations indefinitely, except where we are able to repatriate these earnings to the United States without material incremental tax expense. A significant portion of our assets that result from these earnings remain outside the United States. If these indefinitely reinvested earnings were repatriated into the United States as dividends, we would be subject to additional withholding taxes.
Our business and operations expose us to numerous legal and regulatory requirements, and any violation of these requirements could harm our business.
We are subject to numerous state, federal and international laws and regulations that involve matters central to our business, including data privacy and security, employment and labor relations, immigration, taxation, anti-corruption, anti-bribery, import-export controls, trade restrictions, internal and disclosure control obligations, securities regulation and anti-competition. Compliance with legal requirements is costly, time-consuming and requires significant resources. Violations of one or more of these legal requirements in the conduct of our business, including by us, or any of our employees, distributors, or other service providers or partners, could result in significant fines and other damages, criminal sanctions against us or our employees, prohibitions on doing business and damage to our reputation. Violations of these regulations or contractual obligations related to regulatory compliance in connection with our products or commercial contracts could also result in liability for significant monetary damages, fines and criminal prosecution, unfavorable publicity, and other reputational damage, restrictions on our ability to compete for certain work and allegations by our customers that we have not performed our contractual obligations.
Investigations, claims, disputes, enforcement actions, litigation, arbitration, or other legal proceedings could require us to pay potentially large damage awards or penalties and could be costly to defend, which would adversely affect our cash balances and profitability, and could damage our reputation.
We are subject to and may become a party to various litigation matters, claims, investigations, enforcement actions, arbitrations, or other legal proceedings that arise from time to time in the ordinary course of our business. Adverse judgments or settlements in some or all of these legal disputes may result in significant monetary damages, penalties, or injunctive relief against us. Any claims or litigation could be costly to defend, and even if we are successful or fully indemnified or insured, they could damage our reputation and make it more difficult to compete effectively or obtain adequate insurance in the future, and responding to any action may result in a significant diversion of management’s attention and resources. For example, we are subject to a purported class action, see “We face risks related to the restatement of our previously issued condensed financial statements with respect to the first three quarters of the fiscal year ended June 30, 2023” for more information. Litigation and other claims are subject to inherent uncertainties and management’s view of these matters may change in the future.

Cybersecurity incidents and other disruptions to our information and technology systems, or the information systems of third parties whom we do business with, may compromise our information and expose us to liability that could adversely impact our financial condition, business operations, and reputation.
We are dependent on information technology networks and systems, including the Internet, to process, transmit, report and store electronic information and, in the normal course of our business, we collect and retain certain information pertaining to our distributors, customers, partners and employees, including personal information. Our information technology systems, along with those of the third parties whom we rely on, are potentially vulnerable to a variety of evolving cybersecurity threats that may expose our data to unauthorized persons or otherwise compromise its integrity. In addition, cyber-attacks from computer hackers and cyber criminals and other malicious Internet-based activity continue to increase generally, and perpetrators of cyber-attacks may be able to develop and deploy viruses, worms, ransomware, malware, DNS attacks, wireless network attacks, attacks on our cloud networks, phishing attempts, social engineering attempts, distributed denial of service attacks and other advanced persistent threats or malicious software programs that attack our products and services, our networks and network endpoints or otherwise exploit any security vulnerabilities of our products, services and networks. Techniques used to obtain unauthorized access or to sabotage systems change frequently and generally are not recognized until launched against a target. As a result, we may be unable to anticipate these techniques or to implement adequate preventative measures. We cannot be certain that advances in cyber-capabilities or other developments will not compromise or breach the technology protecting the networks that access our platforms and solutions, and we can make no assurance that we will be able to detect, prevent, timely and adequately address or mitigate the negative effects of cyber-attacks or other security breaches. If any one of these risks materializes, our business, financial condition, cash flows or results of operations could be materially and adversely affected.
While we have implemented cybersecurity measures designed to protect our information technology systems as well as the confidential and sensitive data in our possession, there can be no assurance that these measures will be effective. Additionally, the third-parties with whom we do business (including, but not limited to, service providers, such as accountants, custodians and administrators) may be sources or targets of cybersecurity attacks or other technological risks. While we engage in actions to reduce our exposure to third-party risks, we cannot control the cybersecurity plans and systems put in place by these third parties and ongoing threats may result in unauthorized access, loss, exposure or destruction of data, or other cybersecurity incidents, with increased costs and other consequences, including those described above. Cybersecurity threat actors and their techniques change frequently, are often sophisticated in nature, and may not be detected until after a cybersecurity incident has occurred.
If we, or a third party upon whom we rely, experience a cybersecurity incident or are perceived to have experienced a cybersecurity incident, we may experience adverse consequences. These consequences may affect our business strategy, results of operations, or financial condition and can include: government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive data (including personal data); litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms.
The legal, regulatory and contractual environment surrounding information security, privacy and credit card fraud is constantly evolving and companies that collect and retain such information are under increasing attack by cyber-criminals around the world. Further, as the regulatory focus on cybersecurity issues continues to increase and worldwide laws and regulations concerning the protection of computer systems, data and personal information expand and become more complex, these potential risks to our business will intensify. A significant actual or potential theft, loss, fraudulent use or misuse of distributor, customer, employee or other personally identifiable data, whether by third parties or as a result of employee malfeasance or otherwise, non-compliance with our contractual or other legal obligations regarding security of such data or a violation of security policies with respect to such data could result in loss of confidential information, damage to our reputation, early termination of our business relationships, litigation, regulatory investigations or actions and other liabilities or actions against us, including significant fines by U.S. federal and state authorities, and other countries and private claims by companies and individuals for violation of data privacy and security regulations.

We rely on the effort and continuing service of our senior management members
The success of the Company is largely dependent on the effort and service of our senior management members, including Mr. Richard Soloway, the founder, President, Chief Executive Officer, Chairman of our board of directors, and Mr. Kevin Buchel, Senior Vice President of Operations and Chief Financial Officer. We depend on them for various aspects of our business operation, including their experience and knowledge in the industry, extensive relationships with distributors and customers, and their leadership to develop and implement business strategies. The loss or reduction of services by Mr. Soloway and Mr. Buchel could have a material adverse effect on the Company’s business and prospects.
Our business could be materially adversely affected as a result of the inability to maintain adequate financing.
While our business currently does not have any debt and finances operations and capital expenditures solely utilizing cash-flows from operations, we have an unused credit facility in the event that we need to supplement current cash-flows with outside financing. The credit facility provides for certain financial covenants relating to ratios affected by profit, asset and debt levels. If the Company’s profits, asset or cash-flow levels decline below the minimums required to meet these covenants and we require outside financing, the Company may be materially adversely affected. Effects on the Company could include higher interest costs, reduction in borrowing availability or revocation of these credit facilities. We also may seek to obtain additional financing by issuing equity securities or equity-linked securities or obtaining debt financing to obtain additional funds to expand our business. If we issue additional equity or equity-linked securities, our stockholders may experience significant dilution of their ownership interests and the market price of our common stock could decline. If we engage in additional debt financing, the holders of such debt would have priority over the holders of our common stock, and we may be required to accept terms that further restrict our operations or our ability to incur additional indebtedness or to take other actions that would otherwise be in the interests of the debt holders. Any of the above could harm our business, results of operations, and financial condition. Moreover, instability in the credit or capital markets in the U.S., including as a result of failures of financial institutions and any related market-wide reduction in liquidity, or concerns or rumors about events of these kinds or similar risks, could affect the availability of credit or our credit ratings, making it relatively difficult or expensive to obtain additional capital at competitive rates, on commercially reasonable terms or in sufficient amounts, or at all, thus making it more difficult or expensive for us to access funds.
We have identified material weaknesses in our system of internal controls and are in the process of remediation. If not remediated, these material weaknesses could result in material misstatements in our financial statements. We may be unable to develop, implement and maintain appropriate controls in future periods.
As of June 30, 2023, the Company identified three material weaknesses in internal control. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis.
One material weakness in internal controls related to ineffective information technology general controls (“ITGCs”) in the area of user access and lack of effective program change-management over certain information technology (“IT”) systems that support the Company’s financial reporting processes. Our business process controls (automated and manual) that are dependent on the affected ITGCs were also deemed ineffective because they could have been adversely impacted. We believe that these control deficiencies were a result of IT control processes lacking sufficient documentation and risk-assessment procedures to assess changes in the IT environment and program change management of personnel that could impact internal controls over financial reporting.
The second material weakness in internal controls related to the reserve for excess and slow-moving inventory. This control deficiency was a result of a lack of effective review and reconciliation controls over the forecasted sales and usage data.
During the Company’s closing of its books for the period ended June 30, 2023, our management identified an additional material weakness related to the Company’s Cost of Goods Sold (“COGS”) and Inventory during each of the first three quarters of our fiscal year ended June 30, 2023. The COGS figures reflected in the Company’s original Form 10-Qs were based on inventory costing as of June 30, 2022. However, in the period following June 30, 2022, substantial fluctuations occurred in certain material costs. Our inventory costing process did not identify these fluctuations in a timely manner resulting in Inventory being overstated and COGS being understated and resulting in an overstated gross profit, operating income and net income for each of the first three quarters of our fiscal year ended June 30, 2023. While the Company has begun to take measures which it believes will remediate the underlying causes of this material weakness, there can be no assurance as to when the remediation plan will be fully developed and implemented and whether such measures will be effective. Until the Company’s remediation plan is fully implemented and effective, the Company will continue to devote time, attention and financial resources to these efforts.
Based on these material weaknesses, the Company’s management has concluded that at June 30, 2023 the Company’s internal controls over financial reporting and disclosure controls and procedures were not effective.
With the oversight of our audit committee, we are working to remedy the ineffectiveness of our internal control over financial reporting and disclosure controls and procedures, but there can be no assurance as to when the remediation plan will be fully developed and implemented. Until our remediation plan is fully implemented, we will continue to devote time, attention and financial resources to these efforts. We also face additional risks due to the restatement and the material weaknesses; please see “We face risks related to the restatement of our previously issued condensed financial statements with respect to the first three quarters of its fiscal year ended June 30, 2023” for more information.
If we do not adequately complete our remediation in a timely fashion, investors could lose confidence in the accuracy and completeness of our financial reports, which could cause the price of our common stock to decline, and we could be subject to sanctions or investigations by regulatory authorities, including the SEC and Nasdaq. Failure to remediate any material weakness in our internal control over financial reporting, or to maintain other effective control systems required of public companies, could also restrict our future access to the capital markets. Failure to timely file our reports with the U.S. Securities and Exchange Commission could cause us to be ineligible to utilize short form registration statements on Form S-3, which may impair our ability to obtain capital in a timely fashion to execute our business strategies or issue shares to effect an acquisition. The existence of our material weaknesses in internal control over financial reporting could adversely affect our reputation or investor perceptions of us, which could also have a negative effect on the trading price of the common stock.
We are also required, pursuant to Section 404 of the Sarbanes-Oxley Act, to furnish a report by management on, among other things, the effectiveness of our internal control over financial reporting for future annual reports on Form 10-K to be filed with the SEC, and our independent registered public accounting firm will be required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act. Failure to comply with the Sarbanes-Oxley Act could potentially subject us to sanctions or investigations by the SEC, Nasdaq or other regulatory authorities, which would require additional financial and management resources.
Risks Related to Ownership of Our Common Stock
If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.
The trading market for our common stock depends, in part, on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If our financial performance fails to meet analyst estimates or one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.
Sales of a substantial number of shares of our common stock in the public market could cause our market price to decline.
Sales of a substantial number of shares of our common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that sales, particularly sales by our directors, executive officers, and significant stockholders, may have on the prevailing market price of our common stock. Additionally, the shares of common stock subject to outstanding options under our equity incentive plans and the shares reserved for future issuance under our equity incentive plans, as well as shares issuable upon vesting of restricted stock awards, will become eligible for sale in the public market in the future, subject to certain legal and contractual limitations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents we incorporate by reference and any free writing prospectus that we have authorized for use in connection with this offering contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus supplement, the accompany prospectus, the documents we incorporate by reference and any free writing prospectus that we have authorized for use in connection with this offering regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond our control, and which may cause our actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed under the heading “Risk Factors” and in our publicly available filings and press releases. These statements include, among other things, those regarding:
•
our ability to continue to add new customers and grow our revenue;

•
our ability to develop our products and bring them to market in a timely manner;

•
our ability to compete effectively and maintain or improve our market share;

•
the impact of fluctuations in foreign currency exchange rates on our business and our ability to effectively manage the exposure to such fluctuations;

•
our ability to maintain our relationships with our distributors;

•
our ability to stay in compliance with laws and regulations currently applicable to, or which may become applicable to, our business;

•
economic, political and industry trends;

•
the future trading prices of our common stock;

•
our expectations regarding the outcome of any regulatory investigation or litigation; and

•
our ability to remediate the identified material weaknesses in our internal control over financial reporting and to maintain effective internal control over financial reporting and disclosure controls and procedures, as well as other statements regarding our future operations, financial condition, growth prospects and business strategies.

We discuss many of these risks, uncertainties and other factors in greater detail under the heading “Risk Factors” of this prospectus supplement and under the section captioned “Risk Factors” contained in the accompanying prospectus and our Annual Report on Form 10-K for the year ended June 30, 2023 and in our other filings that are incorporated by reference in this prospectus supplement and the accompanying prospectus.
We operate in very competitive and rapidly-changing environments, and new risks emerge from time-to-time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
These factors and the other cautionary statements made in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus supplement, the accompanying prospectus and the documents we incorporate by reference. In addition, any forward-looking statements represent our estimates only as of the date that this prospectus supplement is filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
We will not be selling any shares of common stock in this offering and will not receive any proceeds from the sale of the shares offered pursuant to this prospectus supplement. The selling stockholder will receive all of the proceeds from the sale of the shares of common stock offered by this prospectus supplement. For information about the selling stockholder, see “Selling Stockholder.”
Because we will not be selling any shares of common stock in this offering, the offering will not result in any dilution of equity ownership to existing stockholders.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred by us in effecting the registration of the shares covered by this prospectus supplement, including all registration and filing fees and fees and expenses of our counsel and auditors.

SELLING STOCKHOLDER
The following table sets forth information as of March 1, 2024 with respect to the ownership of our common stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 36,781,989 shares of our common stock outstanding as of December 31, 2023.
The address of the selling stockholder listed below is c/o the Company, 333 Bayview Avenue, Amityville, NY 11701.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering		Shares Beneficially Owned Upon the Underwriters’ Option Being Exercised in Full(3)
	Shares	Percentage		Shares	Percentage	Shares	Percentage
Richard L. Soloway(1)	3,770,010(2)	10.2%

(1)
Mr. Soloway serves as our Chairman of the Board, Chief Executive Officer, President and Secretary.

(2)
Includes 64,000 shares of common stock issuable within 60 days of March 1, 2024 upon exercise of stock options held by Mr. Soloway and excludes 42,962 shares of common stock beneficially owned by Donna Soloway, who is a director of the Company and spouse of Mr. Soloway.

(3)
Assuming the full exercise of the option granted by the selling stockholder to the underwriters to purchase up to an additional       shares of the selling stockholder’s common stock.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriters named below have severally agreed to purchase, and the selling stockholder has agreed to sell to them, severally, the number of shares indicated below:
Underwriter	Number of Shares
Needham & Company, LLC
Cowen and Company, LLC
D.A. Davidson & Co.
Total
The underwriters are collectively referred to as the “underwriters.” Needham & Company, LLC and Cowen and Company, LLC are acting as joint bookrunners and representatives of the several underwriters with respect to this offering. Subject to the terms and conditions set forth in the underwriting agreement, the underwriters have agreed, severally and not jointly, to purchase all of the shares sold under the underwriting agreement if any of these shares are purchased. If an underwriter defaults, the underwriting agreement provides that the purchase commitments of the nondefaulting underwriters may be increased.
The underwriters are offering the shares, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the shares, and other conditions contained in the underwriting agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel or modify offers to the public and to reject orders in whole or in part.
Commissions and Discounts
The representatives have advised us that the underwriters propose initially to offer the shares of our common stock to the public at the public offering price set forth on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per share. After the initial offering, the public offering price, concession or any other term of the offering may be changed.
The following table summarizes the underwriting discounts and commissions that the selling stockholder will pay to the underwriters. The underwriting fee is the difference between the initial price to the public and the amount the underwriters pay to the selling stockholder for the shares of our common stock.
	Per Share	Without Option	With Option
Public offering price	$	$	$
Underwriting discounts and commissions to be paid by the selling stockholder	$	$	$
Proceeds, before expenses, to the selling stockholder	$	$	$
The estimated offering expenses payable by us, exclusive of the underwriting discounts and commissions, are approximately $      .
Option to Purchase Additional Shares
The selling stockholder has granted an option to the underwriters, exercisable for 30 days after the date of this prospectus supplement, to purchase up to      additional shares of our common stock at the public offering price, less the underwriting discounts and commissions. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the underwriting agreement, to purchase a number of additional shares proportionate to that underwriter’s initial amount reflected in the above table.
Lock-Up Agreements
We, the selling stockholder and certain of our directors and executive officers have agreed that, without the prior written consent of Needham & Company, LLC and Cowen and Company, LLC on behalf of the underwriters, we and they will not, and will not publicly disclose an intention to, during the period ending 180 days for Mr. Soloway, and 90 days for other directors and officers and us, after the date of this prospectus supplement (the “restricted period”):
•
issue, offer, sell, contract to sell, pledge, grant any option to purchase or otherwise dispose of any shares of our common stock, or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or otherwise acquire, any shares of common stock held or acquired or that may be deemed to be beneficially owned by such persons during the restricted period (the “lock-up securities”);

•
exercise or seek to exercise or effectuate in any manner any rights to require the Company to register any lock-up securities;

•
participate as a selling securityholder in any manner in any registration of lock-up securities effected by us, except with respect to the lock-up securities registered under the registration statement in connection with this offering, during the restricted period;

•
engage in any hedging, collar or other transaction that is designed to or reasonably expected to lead to or result in a disposition of lock-up shares during the restricted period; or

•
with respect to us, file or cause to be filed a registration statement for the offer and sale of any lock-up securities.

The lock-up restrictions described in the immediately preceding paragraph applicable to us are subject to certain exceptions, including:
•
the sale of the shares in this offering;

•
filing a registration statement on Form S-8 relating to our employee benefit plans; or

•
the issuance of shares of our common stock, stock options, restricted stock units or equity awards pursuant to employee benefit plans, qualified stock option plans or other director or employee compensation plans in effect on the date of this prospectus supplement and disclosed in the prospectus or registration statement of which this prospectus supplement forms a part or the issuance of shares of our common stock upon the exercise or settlement of any options or restricted stock units granted under such plans;

The lock-up restrictions applicable to the selling stockholder and our directors and executive officers are subject to certain exceptions, including:
(1)
any disposition of lock-up securities to a family member, trust or entity in which more than fifty percent of the voting interests are owned by such person or such person’s immediate family members;

(2)
any bona fide gift;

(3)
any disposition by will or intestate succession;

(4)
any disposition by operation of law pursuant to a qualified domestic order or in connection with a divorce settlement;

(5)
any transfer of lock-up securities solely to cover applicable withholding taxes due upon the vesting of stock-based awards;

(6)
the conversion or exchange of convertible or exchangeable outstanding lock-up securities so long as the underlying securities remain subject to the applicable lock-up agreement; provided that any such conversion or exchange shall be based upon an exercise solely for cash or otherwise not involve the disposition of any underlying lock-up securities;

(7)
the forfeiture or surrender to the Company of lock-up securities for failure to achieve vesting requirements associated with such lock-up securities;

(8)
dispositions or forfeiture of lock-up securities to the Company, or the retention of lock-up securities by the Company, in each case, to satisfy tax withholding obligations in connection with the exercise of options to purchase shares or vesting of restricted stock units or performance shares or the settlement of deferred stock units;

(9)
the establishment or amendment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of lock-up securities; provided that (i) such plan does not provide for the transfer of lock-up securities during the restricted period and (ii) to the extent a public disclosure or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the party to the lock-up agreement or us regarding the establishment, amendment or modification of such trading plan, such disclosure or filing shall include a statement to the effect that no transfer of shares of our lock-up securities may be made under such 10b5-1 Plan during the restricted period;

(10)
the disposition or transfer of lock-up securities pursuant to trading plans under Rule 10b5-1 in effect as of the date of this prospectus supplement and that have not been amended;

(11)
any disposition or transfer of lock-up securities pursuant to a third-party tender offer, merger, consolidation or other similar transaction that is approved by the board of directors of the Company;

(12)
the disposition of up to an aggregate of 50,000 shares of common stock by Kevin S. Buchel, our Chief Financial Officer, and, with the prior written consent of the Company, the disposition or transfer of up to an aggregate of an additional 50,000 shares of common stock of the Company by our officers or directors, other than the Chief Executive Officer and Chief Financial Officer, in each case during the restricted period; provided, however, it shall be a condition to such disposition that no public filing, report or announcement shall be voluntarily made and if any filing under Section 16(a), 13(d) or 13(g) of the Exchange Act, or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such disposition shall be legally required during the lock-up period, such filing, report or announcement shall clearly indicate in the footnotes thereto that such disposition was subject to this clause (12), and the lock-up securities are subject to a lock-up agreement with the underwriters; or

(13)
any disposition or transfer of lock-up securities in connection with this offering;

provided, however, that
•
in the case of the immediately preceding clauses (1), (2) and (3), such transfer or other disposition shall not involve a disposition for value;

•
in the case of the immediately preceding clauses (1), (2), (3) and (4), the recipient agrees to be bound in writing by the terms of a lock-up agreement for the remainder of the restricted period prior to such transfer; and

•
in the case of the immediately preceding clauses (1), (2), (3), (4), (5), (6), (7), (8) and (10), it shall be a condition to such transfer that no public filing, report or announcement shall be made and if any such filing or other public filing, report or announcement reporting a reduction in beneficial ownership of shares of common stock in connection with such transfer or distribution shall be legally required during the restricted period, such filing, report or announcement shall clearly indicate in the footnotes thereto the nature and conditions of such transfer and the lock-up securities will be subject to a lock-up agreement with Needham & Company, LLC and Cowen and Company, LLC.

Needham & Company, LLC and Cowen and Company, LLC, at their discretion, may release the common stock and other lock-up securities subject to the lock-up restrictions described above in whole or in part at any time.
Indemnification
Pursuant to the terms of the underwriting agreement, we, the selling stockholder and the underwriters have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

Stabilization and Short Positions
Until the distribution of the shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the underwriters may engage in transactions that stabilize the price of our common stock, such as bids or purchases to peg, fix or maintain that price.
In connection with the offering, the underwriters may purchase and sell our common stock in the open market. These transactions may include short sales, purchases on the open market to cover positions created by short sales and stabilizing transactions. Short sales involve the sale by the underwriters of a greater number of shares than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional shares described above. The underwriters may close out any covered short position by either exercising their option to purchase additional shares or purchasing shares in the open market. In determining the source of shares to close out the covered short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the option granted to them. “Naked” short sales are sales in excess of such option. The underwriters must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of our common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of shares of our common stock made by the underwriters in the open market prior to the completion of the offering.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales may have the effect of raising or maintaining the market price of our common stock or preventing or retarding a decline in the market price of our common stock. As a result, the price of our common stock may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of our common stock. In addition, neither we nor any of the underwriters make any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Passive Market Making
In connection with the offering, the underwriters and selling group members may engage in passive market making transactions in the common stock on the Nasdaq Capital Market in accordance with Rule 103 of Regulation M under the Exchange Act during the period before the commencement of offers or sales of our common stock and extending through the completion of distribution. A passive market maker must display its bids at a price not in excess of the highest independent bid of the security. However, if all independent bids are lowered below the passive market maker’s bid, that bid must be lowered when specified purchase limits are exceeded.
Electronic Distribution
A prospectus supplement in electronic format may be made available on the Internet sites or through other online services maintained by one or more of the underwriters and/or selling group members participating in this offering, or by their affiliates. In those cases, prospective investors may view offering terms online and, depending upon the particular underwriter or selling group member, prospective investors may be allowed to place orders online. The underwriters may agree to allocate a specific number of shares for sale to online brokerage account holders. Any such allocation for online distributions will be made by the underwriters on the same basis as other allocations.
Other than the prospectus supplement in electronic format, the information on any underwriter’s or selling group member’s website and any information contained in any other website maintained by an underwriter or a selling group member is not part of the prospectus or the registration statement of which this prospectus supplement forms a part, has not been approved and/or endorsed by us or any underwriter or any selling group member in its capacity as underwriter or selling group member and should not be relied upon by investors.
Listing on NASDAQ
Our common stock is listed on the Nasdaq Global Select Market under the symbol “NSSC.”
Other Relationships
The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include investment banking, equity research institutions, sales and trading and asset management. The underwriters and certain of their affiliates have, from time to time, performed, and may in the future perform, various investment banking and financial advisory services for the issuer and its affiliates, for which they received or may in the future receive customary fees and expenses.
In the ordinary course of their various business activities, the underwriters and certain of their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments of the issuer or its affiliates. The underwriters and certain of their affiliates may also communicate independent investment recommendations, market color or trading ideas, and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long, and/or short positions in such securities and instruments.
Selling Restrictions
This prospectus supplement does not constitute an offer to sell to, or a solicitation of an offer to buy from, anyone in any country or jurisdiction (i) in which such an offer or solicitation is not authorized, (ii) in which any person making such offer or solicitation is not qualified to do so, or (iii) in which any such offer or solicitation would otherwise be unlawful. No action has been taken that would, or is intended to, permit a public offer of the shares of our common stock or possession or distribution of this prospectus supplement or any other offering or publicity material relating to the shares of our common stock in any country or jurisdiction (other than the United States) where any such action for that purpose is required. Accordingly, the underwriters have undertaken that they will not, directly or indirectly, offer or sell any shares of our common stock or have in its possession, distribute, or publish any prospectus, form of application, advertisement, or other document or information in any country or jurisdiction except under circumstances that will, to the best of their knowledge and belief, result in compliance with any applicable laws and regulations, and all offers and sales of shares of our common stock by them will be made on the same terms.
Switzerland
The securities will not be offered, directly or indirectly, to the public in Switzerland and this prospectus does not constitute a public offering prospectus as that term is understood pursuant to article 652a or 1156 of the Swiss Federal Code of Obligations.
European Economic Area
In relation to each Member State of the European Economic Area and the United Kingdom (each a “Relevant State”), no shares of our common stock has been offered or will be offered pursuant to the offering to the public in that Relevant State prior to the publication of a prospectus in relation to the shares of our common stock which has been approved by the competent authority in that Relevant State or, where appropriate, approved in another Relevant State and notified to the competent authority in that Relevant State, all in accordance with the Prospectus Regulation, except that it may make an offer to the public in that Relevant State of shares of our common stock at any time under the following exemptions under the Prospectus Regulation:

•
to any legal entity which is a qualified investor as defined under the Prospectus Regulation;

•
to fewer than 150 natural or legal persons (other than qualified investors as defined under the Prospectus Regulation), subject to obtaining the prior consent of the underwriters for any such offer; or

•
in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or supplement a prospectus pursuant to Article 23 of the Prospectus Regulation.
Each person located in a Relevant State to whom any offer of shares is made or who receives any communication in respect of any offer of shares, or who initially acquires any shares will be deemed to have represented, warranted, acknowledged and agreed to and with each underwriter and the Company that (1) it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation; and (2) in the case of any shares acquired by it as a financial intermediary as that term is used in Article 3(2) of the Prospectus Regulation, the shares acquired by it in the offering have not been acquired on behalf of, nor have they been acquired with a view to their offer or resale to, persons in any Relevant State other than qualified investors, as that term is defined in the Prospectus Regulation, or in circumstances in which the prior consent of the underwriters have been given to the offer or resale; or where shares have been acquired by it on behalf of persons in any Relevant State other than qualified investors, the offer of those shares to it is not treated under the Prospectus Regulation as having been made to such persons.
For the purposes of this representation and the provision above, the expression an “offer to the public” in relation to shares in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129.
United Kingdom
In relation to the United Kingdom, no shares of our common stock have been offered or will be offered pursuant to this offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares of our common stock that either (i) has been approved by the Financial Conduct Authority, or (ii) is to be treated as if it had been approved by the Financial Conduct Authority in accordance with the transitional provision in Regulation 74 of the Prospectus (Amendment etc.) (EU Exit) Regulations 2019, except that offers of shares may be made to the public in the United Kingdom at any time under the following exemptions under the UK Prospectus Regulation:
(a)
to any legal entity which is a qualified investor as defined in Article 2 of the UK Prospectus Regulation;

(b)
to fewer than 150 natural or legal persons (other than qualified investors as defined in Article 2 of the UK Prospectus Regulation); or

(c)
in any other circumstances falling within section 86 of the Financial Services and Markets Act 2000 (“FSMA”);

provided that no such offer of shares of common stock shall require us or any underwriter to publish a prospectus pursuant to section 85 of the FSMA or supplement a prospectus pursuant to Article 23 of the UK Prospectus Regulation.
For the purposes of this provision, the expression an “offer of shares of common stock to the public” in relation to any shares of common stock in any Relevant State means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018.

We have not authorized and do not authorize the making of any offer of shares of common stock through any financial intermediary on their behalf, other than offers made by the underwriters with a view to the final placement of the shares of common stock as contemplated in this prospectus supplement. Accordingly, no purchaser of the shares of common stock, other than the underwriters, is authorized to make any further offer of the shares on behalf of us or the underwriters.
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in Article 2 of the UK Prospectus Regulation) (i) who have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended, or the Order, and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”) or otherwise in circumstances which have not resulted and will not result in an offer to the public of the shares in the United Kingdom within the meaning of the FSMA.
Any person in the United Kingdom that is not a relevant person should not act or rely on the information included in this document or use it as basis for taking any action. In the United Kingdom, any investment or investment activity that this document relates to may be made or taken exclusively by relevant persons.
Canada
Shares of our common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares of our common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement or the accompanying prospectus (including any amendments thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (“NI 33-105”), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Israel
In the State of Israel this prospectus supplement shall not be regarded as an offer to the public to purchase shares of common stock under the Israeli Securities Law, 5728–1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728–1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions (the “Addressed Investors”); or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728–1968, subject to certain conditions (the “Qualified Investors”). The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. The company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 – 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our common stock to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.
Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728–1968. In particular, we may request, as a condition to be offered common stock, that Qualified Investors will each represent, warrant and certify to us and/or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968; (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728–1968 regarding Qualified Investors is applicable to it; (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728–1968 and the regulations promulgated thereunder in connection with the offer to be issued common stock; (iv) that the shares of common stock that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728–1968: (a) for its own account; (b) for investment purposes only; and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728–1968; and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference.
We are incorporating by reference in this prospectus supplement, the accompanying prospectus and the registration statement of which this prospectus supplement and the accompanying prospectus is a part the documents listed below, which have already been filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
•
our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 8, 2023;

•
our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023 and the fiscal quarter ended December 31, 2023, filed with the SEC on February 5, 2024;

•
Current Reports on Form 8-K filed with the SEC on August 18, 2023 (excluding Items 2.02 and 7.01 and Exhibit 99.1), October 27, 2023, November 3, 2023, December 13, 2023 and February 13, 2024.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
You may obtain any of the documents incorporated by reference in this prospectus from the SEC through the SEC’s website at the address provided above. You may also request and we will provide, free of charge, a copy of any document incorporated by reference in this prospectus (excluding exhibits to such document unless an exhibit is specifically incorporated by reference in the document) by visiting our internet website at www.napcosecurity.com, or by writing or calling us at the following address and telephone number: NAPCO Security Technologies, Inc., Chief Financial Officer, 333 Bayview Avenue, Amityville, New York 11701, telephone number (631) 842-9400. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus supplement or the accompanying prospectus.

WHERE YOU CAN FIND MORE INFORMATION
The registration statement that we have filed with the SEC registers the securities offered by this prospectus under the Securities Act. The registration statement, including the exhibits to it, contains additional relevant information about us. The rules and regulations of the SEC allow us to omit some information included in the registration statement from this prospectus.
In addition, we file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at www.sec.gov. We also make available free of charge on our website, www.napcosecurity.com, under “Investors/SEC Filings,” all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
LEGAL MATTERS
The validity of the shares of common stock being offered by this prospectus will be passed upon for us by Morgan, Lewis & Bockius LLP, Palo Alto, California. Goodwin Procter LLP, Redwood City, California, is representing the underwriters in connection with this offering. Certilman Balin Adler & Hyman, LLP, East Meadow, New York, is representing the selling stockholder in connection with this offering.
EXPERTS
Baker Tilly US, LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the consolidated balance sheets as of June 30, 2023 and 2022, and the related consolidated statements of income, stockholders’ equity, and cash flows and related notes included in our Annual Report on Form 10-K for the three years in the period ended June 30, 2023 and the effectiveness of our internal control over financial reporting as of June 30, 2023 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

PROSPECTUS
NAPCO SECURITY TECHNOLOGIES, INC.
2,300,000 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, of up to 2,300,000 shares of our common stock, $0.01 par value per share by the selling stockholder identified in this prospectus or in supplements to this prospectus. The selling stockholder may offer and sell shares of our common stock held by the selling stockholder directly or through underwriters, agents or broker-dealers, in amounts, at prices and on terms that will be determined at the time of the offer and sale. For more information, see “Plan of Distribution.”
This prospectus relates solely to sales of our common stock by the selling stockholder identified in this prospectus. We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale of the common stock by the selling stockholder.
This prospectus describes the general manner in which the shares of our common stock may be offered and sold by the selling stockholder. Each time securities are offered pursuant to this prospectus, we may provide a prospectus supplement and attach it to this prospectus. Any prospectus supplement will contain specific information about the terms of the offering and the offered securities and may also add, update or change the information in this prospectus. You should read this prospectus and any applicable prospectus supplement carefully before you invest in our common stock.
The shares of our common stock may be sold at fixed prices, prevailing market prices at the times of sale, prices related to the prevailing market prices, varying prices determined at the times of sale or negotiated prices. The shares of our common stock offered by this prospectus and any accompanying prospectus supplement may be offered by the selling stockholder directly to investors or to or through underwriters, dealers or other agents. The prospectus supplement for each offering will describe in detail the plan of distribution for that offering and will set forth the names of any underwriters, dealers or agents involved in the offering and any applicable fees, commissions or discount arrangements.
Our common stock is listed on the Nasdaq Global Select Market (“Nasdaq”), under the symbol “NSSC.” On March 4, 2024, the closing sale price of our common stock on Nasdaq was $44.64 per share. You are urged to obtain current market quotations for our common stock.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 4 of this prospectus and in the documents incorporated by reference in this prospectus for a discussion of the factors you should carefully consider before deciding to purchase these securities. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is March 5, 2024

i

ABOUT THIS PROSPECTUS
This prospectus is part of an “automatic shelf” registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Securities Act”), utilizing a “shelf” registration process. Under this shelf registration process, the selling stockholder over time may offer and sell shares of our common stock in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. Under the shelf process, in certain circumstances, we may provide a prospectus supplement that will contain specific information about the terms of a particular offering by the selling stockholder. Any prospectus supplement and any free writing prospectus may also add to, update, supplement or clarify information contained or incorporated by reference in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
The rules of the SEC allow us to incorporate information by reference into this prospectus. This information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. See “Incorporation of Documents by Reference.” You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”
We have not, and the selling stockholder and any underwriters have not, authorized anyone to provide you with information different from, or in addition to, that contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any related free writing prospectus that we prepare or distribute. We, the selling stockholder and any underwriters take no responsibility for, and can provide no assurances as to the reliability of, any other information that others may give you. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell, or a solicitation of an offer to purchase, the securities offered by this prospectus and any accompanying prospectus supplement in any jurisdiction in which it is unlawful to make such offer or solicitation. The information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us is only accurate as of the date of the document containing such information, regardless of the time of delivery of this prospectus and any sale of shares of our common stock.
When used in this prospectus, the terms the “Company,” “NAPCO,” “we,” “our” and “us” refer to NAPCO Security Technologies, Inc. and its subsidiaries, unless otherwise specified or the context otherwise requires.

PROSPECTUS SUMMARY
Overview
NAPCO is one of the leading manufacturers and designers of high-tech electronic security devices, cellular communication services for intrusion and fire alarm systems as well as a leading provider of school safety solutions. We offer a diversified array of security products, encompassing access control systems, door-locking products, intrusion and fire alarm systems and video surveillance products. These products are used for commercial, residential, institutional, industrial and governmental applications, and are sold worldwide principally to independent distributors, dealers and installers of security equipment. We have experienced significant growth in recent years, primarily driven by fast growing recurring service revenues generated from wireless communication services for intrusion and fire alarm systems, as well as our school security products that are designed to meet the increasing needs to enhance school security as a result of on-campus shooting and violence in the U.S.
Since 1969, NAPCO has established a heritage and proven record in the professional security community for reliably delivering both advanced technology and high-quality security solutions, building many of the industry’s widely recognized brands, such as NAPCO Security Systems, Alarm Lock, Continental Access, Marks USA, and other popular product lines: including Gemini and F64-Series hardwire/wireless intrusion systems and iSee Video internet video solutions. We are also dedicated to developing innovative technology and producing the next generation of reliable security solutions that utilize remote communications and wireless networks, including our StarLink, iBridge, and more recently the iSecure product lines. Today, millions of businesses, institutions, homes, and people around the globe are protected by products from the NAPCO Group of Companies.
Corporate Information
Our principal executive offices are located at 333 Bayview Ave, Amityville NY 11701. Our telephone number is (631) 842-9400. Our website is www.napcosecurity.com. The information on, accessible from or hyperlinked to, our website (other than the SEC filings expressly incorporated herein under “Where You Can Find More Information”) is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

THE OFFERING
Common stock offered by the selling stockholder
2,300,000 shares of common stock. The shares are offered and sold by the selling stockholder identified in this prospectus. See “Selling Stockholder” on page 8 of this prospectus.
We will not be selling any shares of common stock in this offering, therefore the offering will not result in any dilution of equity ownership to existing stockholders. In addition, we believe that sales of shares by the selling stockholder will have the effect of increasing the public float of the Company’s common stock, which may have a positive impact on trading volume and liquidity of our shares in the public market.
Total number of shares outstanding prior to the offering
36,781,989 shares of common stock as of December 31, 2023. The number of shares of common stock outstanding will not change as a result of this offering.
Use of proceeds
We will not receive any proceeds from the sale of shares in this offering.
Nasdaq Symbol
“NSSC”

RISK FACTORS
Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in the applicable prospectus supplement and any related free writing prospectus, including the risk factors set forth in the accompanying prospectus supplement under “Risk Factors” and in the documents and reports filed with the Securities and Exchange Commission, or the SEC, that are incorporated by reference herein before purchasing our common stock. If any of these risks actually occurs, our business, financial condition or results of operations would likely suffer, possibly materially. In that case, the trading price of our common stock could fall, and you may lose all or part of the money you paid to buy our common stock.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus and any prospectus supplement contain forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements, other than statements of historical fact, included or incorporated in this prospectus and any prospectus supplement regarding our strategy, future operations, collaborations, intellectual property, cash resources, financial position, future revenues, projected costs, prospects, plans, and objectives of management are forward-looking statements. The words “believes,” “anticipates,” “estimates,” “plans,” “expects,” “intends,” “may,” “could,” “should,” “potential,” “likely,” “projects,” “continue,” “will,” “schedule,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in our forward-looking statements and you should not place undue reliance on our forward-looking statements.
These forward-looking statements involve known and unknown risks, uncertainties, and other factors, which may be beyond our control, and which may cause our actual results, performance, or achievements to be materially different from future results, performance, or achievements expressed or implied by such forward-looking statements. When considering forward-looking statements, you should keep in mind the risk factors and other cautionary statements discussed under the heading “Risk Factors” and in our publicly available filings and press releases. These statements include, among other things, those regarding:
•
our ability to continue to add new customers and grow our revenue;

•
our ability to develop our products and bring them to market in a timely manner;

•
our ability to compete effectively and maintain or improve our market share;

•
the impact of fluctuations in foreign currency exchange rates on our business and our ability to effectively manage the exposure to such fluctuations;

•
our ability to maintain our relationships with our distributors;

•
our ability to stay in compliance with laws and regulations currently applicable to, or which may become applicable to, our business;

•
economic, political and industry trends;

•
the future trading prices of our common stock;

•
our expectations regarding the outcome of any regulatory investigation or litigation; and

•
our ability to remediate the identified material weaknesses in our internal control over financial reporting and to maintain effective internal control over financial reporting and disclosure controls and procedures, as well as other statements regarding our future operations, financial condition, growth prospects and business strategies.

See “Risk Factors” in our Annual Report on Form 10-K for the year ended June 30, 2023, which is incorporated in this prospectus by reference (and in any of our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for subsequent periods and in our other filings with the SEC). These factors and the other cautionary statements made in this prospectus, any prospectus supplement and the documents we incorporate by reference should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus, any prospectus supplement and the documents we incorporate by reference.
We operate in very competitive and rapidly-changing environments, and new risks emerge from time-to-time. It is not possible for us to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. You should not rely upon forward-looking statements as predictions of future events. Although we believe the expectations reflected in our forward-looking statements are reasonable, we cannot guarantee the future results, levels of activity, performance or events and circumstances described in the forward-looking statements will be achieved or occur. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.
In addition, any forward-looking statements represent our estimates only as of the date that this prospectus is filed with the SEC and should not be relied upon as representing our estimates as of any subsequent date. We do not assume any obligation to update any forward-looking statements. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.

USE OF PROCEEDS
The selling stockholder will receive all of the net proceeds from the sale of shares of our common stock offered pursuant to this prospectus. We will not receive any proceeds from the sale of shares of our common stock by the selling stockholder. For information about the selling stockholder, see “Selling Stockholder.” Accordingly, we do not believe that the offering will cause any dilution to existing stockholders.
The selling stockholder will pay any underwriting discounts and commissions and expenses incurred by the selling stockholder for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholder in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including all registration and filing fees and fees and expenses of our counsel and accountants.

SELLING STOCKHOLDER
This prospectus covers 2,300,000 shares of our common stock that may be offered for resale by the selling stockholder, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholder.
The following table sets forth information as of March 1, 2024 with respect to the ownership of our common stock by the selling stockholder. The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest. Percentage computations are based on 36,781,989 shares of our common stock outstanding as of December 31, 2023.
Information concerning the selling stockholder may change from time to time, and any changed information will be set forth in supplements to this prospectus or a post-effective amendment to the registration statement to which this prospectus relates if and when necessary. The selling stockholder may offer all, some or none of their shares of common stock. We cannot advise you as to whether the selling stockholder will in fact sell any or all of such shares of common stock. In addition, the selling stockholder may have sold or transferred, in transactions pursuant to this prospectus or otherwise, some or all of their shares since the date as of which the information is presented in the table below.
The address of each selling stockholder listed below is c/o the Company, 333 Bayview Avenue, Amityville, NY 11701.
Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering		Shares of Common Stock Being Offered	Shares Beneficially Owned After Offering
	Shares	Percentage(1)		Shares	Percentage(1)
Richard L. Soloway	3,770,010(2)	10.2%	2,300,000	1,470,010	4.0%

(1)
Based on 36,781,989 shares of our common stock outstanding on December 31, 2023.

(2)
Includes 64,000 shares of common stock issuable within 60 days of March 1, 2024 upon exercise of stock options held by Mr. Soloway and excludes 42,962 shares of common stock beneficially owned by Donna Soloway, who is a director of the Company and spouse of Mr. Soloway.

PLAN OF DISTRIBUTION
The selling stockholder may sell the securities from time to time pursuant to underwritten public offerings, “at-the-market” offerings, negotiated transactions, block trades or a combination of these methods. The selling stockholder may sell the securities to or through one or more underwriters or dealers (acting as principal or agent), through agents, or directly to one or more purchasers. The selling stockholder may distribute securities from time to time in one or more transactions:
•
at a fixed price or prices, which may be changed;

•
at market prices prevailing at the time of sale;

•
at prices related to such prevailing market prices; or

•
at negotiated prices.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of the offering of the securities, including, to the extent applicable:
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the name or names of the underwriters, dealers or agents, if any;

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the name of the selling stockholder, if any;

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the purchase price of the securities or other consideration therefor, and the proceeds, if any, we will receive from the sale;

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any over-allotment or other options under which underwriters may purchase additional securities from us or the selling stockholder;

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any agency fees or underwriting discounts and commissions and other items constituting agents’ or underwriters’ compensation;

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any public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any securities exchange or market on which the securities may be listed.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and compensation received by them on resale of the securities may be deemed to be underwriting discounts or commissions. If such dealers or agents were deemed to be underwriters, they may be subject to statutory liabilities under the Securities Act. The selling stockholder may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus.
If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. The selling stockholder may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement, other than securities covered by any option to purchase additional securities. If a dealer is used in the sale of securities, we, a selling stockholder, or an underwriter will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement the name of the dealer and the terms of the transaction. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time.
The selling stockholder may use underwriters, dealers or agents with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealer or agent, the nature of any such relationship.

The selling stockholder may sell securities directly or through underwriters or other agents we designate from time to time. We will name any underwriter or agent involved in the offering and sale of securities and we will describe any discounts and commissions payable to the underwriter or agent in the prospectus supplement. Unless the prospectus supplement states otherwise, the underwriter or agent will act on a best-efforts basis for the period of its appointment.
We may provide agents, underwriters and dealers with indemnification against civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or dealers may make with respect to these liabilities. Agents, underwriters and dealers, or their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business.
The selling stockholder may be deemed to be an underwriter under the Securities Act in connection with the securities that the selling stockholder resells and any profits on the sales may be deemed to be underwriting discounts and commissions under the Securities Act. If the selling stockholder is deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the selling stockholder will be subject to the prospectus delivery requirements of the Securities Act.
Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities. Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.
Any underwriter may engage in over-allotment, stabilizing transactions, short-covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum price. Syndicate-covering or other short-covering transactions involve purchases of the securities, either through exercise of the option to purchase additional securities or in the open market after the distribution is completed, to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a stabilizing or covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

DESCRIPTION OF CAPITAL STOCK
The description of our capital stock is incorporated by reference to Exhibit 4.10 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 8, 2023.

INCORPORATION OF DOCUMENTS BY REFERENCE
The SEC allows us to incorporate by reference the information and reports we file with it, which means that we can disclose important information to you by referring you to these documents. The information incorporated by reference is considered to be a part of this prospectus, and the information that we file later with the SEC will automatically update and, where applicable, supersede the information already incorporated by reference. We are incorporating by reference the documents listed below, which we have already filed with the SEC, and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, except as to any portion of any future report or document that is not deemed filed under such provisions until we sell all of the securities:
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our Annual Report on Form 10-K for the fiscal year ended June 30, 2023, filed with the SEC on September 8, 2023;

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our Quarterly Reports on Form 10-Q for the fiscal quarter ended September 30, 2023, filed with the SEC on November 9, 2023 and the fiscal quarter ended December 31, 2023, filed with the SEC on February 5, 2024;

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Current Reports on Form 8-K filed with the SEC on August 18, 2023 (excluding Items 2.02 and 7.01 and Exhibit 99.1), October 27, 2023, November 3, 2023, December 13, 2023 and February 13, 2024.

Notwithstanding the foregoing, unless specifically stated to the contrary, information that we furnish (and that is not deemed “filed” with the SEC) under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, is not incorporated by reference into this prospectus or the registration statement of which this prospectus is a part.
Upon request, either orally or in writing, we will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, a copy of the documents incorporated by reference into this prospectus but not delivered with the prospectus. You may request a copy of these filings, and any exhibits we have specifically incorporated by reference as an exhibit in this prospectus, at no cost by writing us at the following address: NAPCO Security Technologies, Inc., Chief Financial Officer, 333 Bayview Avenue, Amityville, New York 11701, telephone number (631) 842-9400.
You may also access these documents, free of charge on the SEC’s website at www.sec.gov or on our website at www.napcosecurity.com. Information contained on our website is not incorporated by reference into this prospectus, and you should not consider any information on, or that can be accessed from, our website as part of this prospectus or any accompanying prospectus supplement.
This prospectus is part of a registration statement we filed with the SEC. We have incorporated exhibits into this registration statement. You should read the exhibits carefully for provisions that may be important to you.
You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or in the documents incorporated by reference is accurate as of any date other than the date on the front of this prospectus or those documents.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy and information statements and other information with the SEC. Our SEC filings, including the registration statement, are available to the public from the SEC’s website at www.sec.gov. We also make available free of charge on our website, www.napcosecurity.com, under “Investors/SEC Filings,” all materials that we file electronically with the SEC, including our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to those reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. Information contained on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus.
This prospectus is part of a registration statement that we have filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with SEC rules and regulations. For more detail about us and any securities that may be offered by this prospectus, you may examine the registration statement on Form S-3 and the exhibits filed with it at the locations listed in the previous paragraphs.
LEGAL MATTERS
The validity of the shares offered by this prospectus has been passed upon by Morgan, Lewis & Bockius LLP, Palo Alto, California. Any underwriters will also be advised about the validity of the securities and other legal matters by their own counsel, which will be named in the prospectus supplement.
EXPERTS
Baker Tilly US, LLP, independent registered public accounting firm, has audited our consolidated financial statements, including the consolidated balance sheets as of June 30, 2023 and 2022, and the related consolidated statements of income, stockholders’ equity, and cash flows and related notes included in our Annual Report on Form 10-K for the three years in the period ended June 30, 2023 and the effectiveness of our internal control over financial reporting as of June 30, 2023 (which report expresses an adverse opinion on the effectiveness of the Company’s internal control over financial reporting because of material weaknesses), as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our consolidated financial statements are incorporated by reference in reliance on Baker Tilly US, LLP’s report, given on their authority as experts in accounting and auditing.

Shares of Common Stock
NAPCO SECURITY TECHNOLOGIES, INC.
PROSPECTUS SUPPLEMENT
Joint Book Running Managers
Needham & Company	TD Cowen
Lead Manager
D.A. Davidson & Co.
March 5, 2024